UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 21, 2017

Malvern Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-54835	45-5307782
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

42 E. Lancaster Avenue, Paoli, Pennsylvania	19301
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(610) 644-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(b) On November 21, 2017, Malvern Bancorp, Inc. (the “Company”) was advised by BDO USA, LLP (“BDO”), its independent registered public accounting firm, that the Company should disclose that BDO’s audit report on the Company’s consolidated financial statements as of September 30, 2016 and 2015, and for each of the years in the two year period ended September 30, 2016, and BDO’s completed interim reviews of the Company’s consolidated interim financial statements as of and for the periods ended December 31, 2016, March 31, 2017 and June 30, 2017 (collectively, the “Specified Financial Statements”), should no longer be relied upon. The Company plans to restate the Specified Financial Statements, which will be included in amendments to the Company’s fiscal 2016 10-K and 10-Qs for the first three quarters of fiscal 2017.

BDO also advised the Company that they have concluded that a material weakness in the Company’s internal controls over financial reporting existed, and that BDO’s report on the effectiveness of the Company’s internal control over financial reporting as of September 30, 2016 in Item 9A of the Company’s fiscal 2016 10-K that the Company’ internal control over financial reporting was effective as of September 30, 2016, should no longer be relied upon. The material weakness identified relates to the effectiveness of the Company’s management review controls over the computation and disclosure of income taxes.

The matters described in this filing relate to the Company’s income tax account balances. The effect of these matters is to increase net income for fiscal 2016 by approximately $208,000, fiscal 2015 by approximately $970,000 and fiscal 2014 by approximately $388,000. The effect of these matters as of and for the nine months ended June 30, 2017, is a decrease to net income of approximately $795,000 and a decrease in tax liability account of $795,000. Please refer to the table below for an analysis of the impact on the consolidated balance sheets and income statements for the periods affected.

	As of
(in thousands)	Sep. 30, 2014 Previously Reported	Amount of Mistatement	Restated Amount	Sep. 30, 2015 Previously Reported	Amount of Misstatement	Restated Amount	Sep. 30, 2016 Previously Reported	Amount of Misstatement	Restated Amount	Dec. 31, 2016 Previously Reported	Amount of Misstatement	Restated Amount	Mar. 31, 2017 Previously Reported	Amount of Misstatement	Restated Amount	Jun. 30, 2017 Previously Reported	Amount of Misstatement	Restated Amount

Total Assets	$542,264		542,264	655,690		655,690	821,272		821,272	879,002		879,002	961,815		961,815	1,010,908		1,010,908

Liabilities and Shareholders' Equity

Other liabilities	$2,604	(388)	2,216	3,575	(1,358)	2,217	4,549	(1,566)	2,983	3,662	(1,369)	2,293	3,206	(1,130)	2,076	4,697	(770)	3,927
Total Liabilities	$465,492	(388)	465,104	574,299	(1,358)	572,941	726,681	(1,566)	725,115	783,267	(1,369)	781,898	864,351	(1,130)	863,221	911,245	(770)	910,475

Shareholders' Equity
Total Shareholders' Equity	$76,772	388	77,160	81,391	1,358	82,749	94,591	1,566	96,157	95,735	1,369	97,104	97,464	1,130	98,594	99,663	770	100,433
Total Liabilities and Shareholders' Equity	$542,264	—	542,264	655,690	—	655,690	821,272	—	821,272	879,002	—	879,002	961,815	—	961,815	1,010,908	—	1,010,908

	Fiscal Year Ended									Quarter Ended
(in thousands, except for per share data)	Sep. 30, 2014 Previously Reported	Amount of Misstatement	Restated Amount	Sep. 30, 2015 Previously Reported	Amount of Misstatement	Restated Amount	Sep. 30, 2016 Previously Reported	Amount of Misstatement	Restated Amount	Dec. 31, 2016 Previously Reported	Amount of Misstatement	Restated Amount	Mar. 31, 2017 Previously Reported	Amount of Misstatement	Restated Amount	Jun. 30, 2017 Previously Reported	Amount of Misstatement	Restated Amount

Income (Loss) before income tax expense	$344		344	3,698		3,698	5,976		5,976	1,462		1,462	1,758		1,758	2,582		2,582
Income tax benefit (expense)	$(21)	388	367	—	970	970	5,966	208	6,174	(292)	(197)	(489)	(349)	(239)	(588)	(503)	(360)	(863)
Net Income (Loss)	$323	388	711	3,698	970	4,668	11,942	208	12,150	1,170	(197)	973	1,409	(239)	1,170	2,079	(360)	1,719

Basic Earnings (Loss) Per Share	$0.05	$0.06	$0.11	$0.58	$0.15	$0.73	$1.86	$0.04	$1.90	$0.18	$(0.03)	$0.15	$0.22	$(0.04)	$0.18	$0.32	$(0.05)	$0.27
Diluted Earnings (Loss) Per Share	n/a	n/a	n/a	n/a	n/a	n/a	$1.86	$0.04	$1.90	$0.18	$(0.03)	$0.15	$0.22	$(0.04)	$0.18	$0.32	$(0.05)	$0.27

These matters have no effect on the Company’s cash position, net interest margin, pre tax income or the Company’s operating expenses.

The Chair of the Audit Committee of the Company’s Board of Directors and management have discussed the matters disclosed in this filing with BDO.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit 7.1	Letter, dated November 28, 2017, from BDO to the Securities and Exchange Commission.
Exhibit 99.1	Press Release, dated November 28, 2017, of Malvern Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MALVERN BANCORP, INC.

Date: November 28, 2017	By:	/s/ Joseph D. Gangemi
Joseph D. Gangemi
Senior Vice President and Chief Financial Officer

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